THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                        WARRANT TO PURCHASE STOCK

Corporation: GRIC Communications, Inc., a California corporation
Number of Shares: 20,000 (subject to the provisions set forth below) Class of Stock: Series D Preferred private placement.
Initial Exercise Price: The price given at the Series D private placement financing.
Issue Date: December 31, 1998
Expiration Date: December 31, 2003

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the series of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

     For purposes of determining the foregoing, Holder shall be entitled to purchase 20,000 Shares upon the execution of this Warrant. Notwithstanding the foregoing or anything to the contrary provided herein, in the event the Company closes its Series D private placement financing on or before March 20, 1999, Holder shall only be entitled to purchase 5,000 Shares under this Warrant.

ARTICLE 1. EXERCISE.

          1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

          1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

          1.3    INTENTIONALLY OMITTED

          1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

          1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.7    REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

                 1.7.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. In the event of an Acquisition, as part of such Acquisition lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of Shares theretofore deliverable, as appropriate), and without payment of any additional consideration, the number of shares of stock or other securities or property to which the holder of the number of Shares which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time of such Acquisition would have been entitled to receive in such Acquisition. This Section 1.7 shall apply to successive Acquisitions and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to Holder for Shares in connection with any transaction described in this Section 1.7 is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by Company's Board of Directors.

                 1.7.2. ASSUMPTION OF WARRANT. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

          2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

          2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3    ADJUSTMENTS FOR COMBINATIONS, ETC.  If the outstanding
Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

          2.4 WEIGHTED AVERAGE ANTIDILUTION ADJUSTMENT. If at any time or from time to time after the date of this Warrant the Company issues or sells additional shares of Preferred Stock (as defined in the Company's Articles of Incorporation) otherwise than (1) in connection with an Acquisition as provided in Section 1.7; (2) splits or combinations as provided in section 2.1; and (3) reclassifications as provided in section 2.2 or (4) any liquidation or dissolution for an effective price (as hereinafter defined) that is less than Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, the Warrant Price shall be reduced, as of the close of business on the date of such issue or sale, by multiplying it by a fraction (the "APPLICABLE FRACTION"):

               (i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of additional shares of Preferred Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Company for the total number of additional shares of Preferred Stock so issued or sold (or deemed so issued and sold) by the Warrant Price in effect immediately prior to such issue or sale; and

               (ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of additional shares of Preferred Stock so issued or sold (or deemed so issued and sold);

and the total number of Warrant Shares shall be increased as of the close of business on the date of such issue or sale, by multiplying it by a fraction equal to the reciprocal of the Applicable Fraction.

                     (b) CERTAIN DEFINITIONS. For the purpose of making any adjustment required under this Section 2.4:

                           (i)     The "AGGREGATE CONSIDERATION RECEIVED" by
the Company for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if additional shares of Preferred Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such additional shares of Preferred Stock.

                           (iii)   "COMMON STOCK EQUIVALENTS OUTSTANDING"
shall mean the number of shares of Common Stock that is equal to the sum of
(A) all shares of Common Stock of the Company that are outstanding at the time in question, plus (B) all shares of Common Stock of the Company issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Company that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                           (iv)    "CONVERTIBLE SECURITIES" shall mean stock
or other securities convertible into or exchangeable for shares of Common
Stock.

                           (v)     The "EFFECTIVE PRICE" of any issuance of
additional shares of Preferred Stock shall mean the quotient determined by dividing the total number of additional shares of Preferred Stock issued or sold by the Company under this Section 2.4, into the Aggregate Consideration Received, or deemed to have been received, by the Company under this
Section 2.4, for the issue of such additional shares of Preferred Stock; and

                           (vi)    "RIGHTS OR OPTIONS" shall mean warrants,
options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

          2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

          2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

          2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

          3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

                 (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

                 (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or
(e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in
(c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

          3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements [or if the subject loan(s) no longer are outstanding]), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

          3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. Within sixty (60) days after the execution and delivery of this Warrant, Company shall use its best efforts to cause Holder to become a party to the Third Amended and Restated Registration Rights Agreement, dated as of December 24, 1997, as amended after December 24, 1997, by and among Company and the shareholders of Company named therein, attached hereto as EXHIBIT "A". ("Rights Agreement") and Holder shall be deemed a "Securityholder" and a "Holder", as defined in the Rights Agreement, for purposes of the Rights Agreement and shall be entitled to all the rights, and be subject to all the obligations, of a Holder under the Rights Agreement, the Shares shall be deemed "Series D Preferred Stock", as defined in the Rights Agreement, and the Common Stock issuable upon conversion of the Shares shall be deemed "Registrable Securities", as defined in the Rights Agreement, for purposes of the Rights Agreement. Such actions shall be effected by Company executing and delivering to Holder a fully-executed Amendment to Rights Agreement substantially in the form of EXHIBIT "B" hereto.

ARTICLE 4. MISCELLANEOUS.

          4.1 TERM; NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

          4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO, (ii) AN OPINION OF COUNSEL FOR HOLDER, REASONABLY SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF
     ARTICLE 4 OF THE WARRANT UNDER WHICH THIS SECURITY WAS ISSUED.

          4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonable satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

          4.4     TRANSFER PROCEDURE. Subject to the provisions of Section
4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant (and in such event Holder shall not transfer the Shares issuable upon exercise of this Warrant) to any person who directly competes with the Company.

          4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

          4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                               "COMPANY"

                               GRIC Communications, Inc.


                               By: /s/ John Jacquay
                                  ----------------------------------
                               Name: John Jacquay, President and COO
                                    --------------------------------
                                    (Print)
                                    Chairman of the Board, President or Vice
                                    President

                               By: /s/ David L. Teichmann
                                   Vice President, General Counsel
                                   and Secretary
                                   GRIC Communications, Inc.
                                  ----------------------------------
                               Name: David L. Teichmann
                                    --------------------------------
                                    (Print)
                                    Chief Financial Officer, Secretary,
                                    Assistant Treasurer or Assistant Secretary

                              APPENDIX 1

                          NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase __________ shares of the Common/Preferred Series _____ [Strike one] Stock of GRIC Communications, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ________________________ of the Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                         (Name)


                     --------------------------------------

                     --------------------------------------
                         (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                                 (Signature)

     (Date)

                                EXHIBIT A

           Third Amended and Restated Registration Rights Agreement

                             [Copy Attached]

                                 EXHIBIT B

    Amendment No. 2 to Third Amended and Restated Registration Rights Agreement

                             SILICON VALLEY BANK

                    PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:             GRIC Communications, Inc.

LOAN OFFICER:         Paul Kao

DATE:                 January 28, 1999

                      Loan Fee                       $2,500.00

                      TOTAL FEE DUE                  $2,500.00
                      -------------                  ---------
                                                     ---------

     ( ) A check for the total amount is attached.

     (X) Debit DDA #3300024990 for the total amount.

Borrower:

/s/ David L. Teichmann                           David L. Teichmann
----------------------------------               Vice President, General Counsel
 (Authorized Signer)                               and Secretary
                                                 GRIC Communications, Inc.
Silicon:

/s/ Paul Kao               1/28/99
----------------------------------
Silicon Valley Bank         (Date)
Account Officer's Signature